       Pages where confidential treatment has been requested are stamped
      "Confidential Treatment Requested.  The redacted material has been separately filed with the Commission."  The redacted portions are indicated by an "(*)".

                                                                    EXHIBIT 10.7


                                   AGREEMENT

                                    BETWEEN

                                  NEVADA BELL

                                      AND

                   Telco Development Group of Delaware, Inc.
                         --------------------

                                      FOR

                         BILLING AND COLLECTION SERVICE

"The parties acknowledge that this Agreement may contain information which is commercially confidential and may be considered proprietary by either or both parties, and agree to limit the distribution of the Agreement to those individuals within each of their representative organizations with a legitimate need to know the contents of hereof."


                               TABLE OF CONTENTS
                               -----------------

SECTION          TITLE                                               PAGE
- -------          -----                                               ----
   1             Definitions                                          5
   2             Term of Agreement                                    6
   3             Term of Orders                                       6
   4             Scope of Agreement                                   6
   5             Amendments                                           7
   6             Assignment                                           7
   7             Confidentiality                                      9
   8             Audit or Examination by Customer                    10
   9             Compliance with Laws                                12
  10             Governing Law                                       13
  11             No Third Party Beneficiaries                        13
  12             Intellectual Property                               13
  13             Publicity                                           14
  14             Limitation of Liability                             14
  15             Indemnification                                     15
  16             Invoices and Payments                               16
  17             Disputed Invoices                                   17
  18             Taxes Billed to Customer's End User                 19
  19             Termination                                         22
  20             Cancellation of Orders                              23
  21             Modification of Orders                              23
  22             Notices                                             24
  23             Remedies Cumulative                                 25
  24             No Waivers                                          25
  25             Survival                                            25



                           TABLE OF CONTENTS (CONT'D)
                           --------------------------

SECTION          TITLE                                               PAGE
- -------          -----                                               ----
  26             Order of Precedence                                 26
  27             Headings not Controlling                            26
  28             Severability                                        26
  29             Force Majeure                                       27
  30             Entire Agreement                                    28


                                   EXHIBITS
                                   --------
                                  ORDER FORMS
                                  -----------

Exhibit 1        Recording Services
                 Order Form 1 - Recording

Exhibit 2        Message Processing
                 Order Form 2 - Message Processing

Exhibit 3        Bill Processing
                 Order Form 3 Bill Processing/900 Service

                 Order Form 3A
                 Sub-Carrier Identification

Exhibit 4        Billing Analysis
                 Order Form 4 Billing Analysis

Exhibit 5        Billing Information Service
                 Order Form 5 Billing Information
                 Order Form 5A Billing Name/Address

Exhibit 6        Rate Schedule


                   BILLING AND COLLECTION SERVICES AGREEMENT
                   -----------------------------------------

     This Billing and Collection  Services  Agreement  ("Agreement"),  effective
        ,  199   , is between NEVADA BELL, a Nevada corporation ("Nevada"), and
- --------      --
Telco Development Group of Delaware, Inc. a Delaware corporation ("Customer").
- -----------------------                     --------

                                R E C I T A L S
                                ---------------

     Nevada is currently providing intrastate Billing and Collection Services to Customer pursuant to Schedule Nevada P.S.C.N. No. C Section 8 ("Intrastate Tariff") and Interstate Billing and Collection Services pursuant to an agreement
for such services, effective                 , and each as currently in effect.
                             ---------------

     This Agreement shall supersede such existing interstate agreement with respect to the subject matter thereof. The parties intend that this Agreement shall control the provision of Billing and Collection Services covered under the Intrastate Tariff, in the event that such services are detariffed.

     The parties agree that this Agreement shall at all times be subject to such changes or modifications as may, from time to time, be directed by the Federal Communications Commission, the Public Service Commission of Nevada, or any other duly constituted governmental entity with appropriate jurisdiction.

1.   DEFINITIONS
     -----------

     For the purposes of this Agreement, the following terms and all other terms defined herein shall have the meanings so defined unless the context clearly indicates otherwise. Terms defined in the singular or plural shall be interchangeable when the context so indicates.


     "Affiliates"           - any corporation or other entity (a) owning, either
                              directly or indirectly, a majority of the out-
                              standing stock of Nevada or Customer ("Parent"),
                              (b) in which a majority of the ownership interest
                              is held, either directly or indirectly, by Parent
                              or Nevada or Customer.

     "Billing and          -  services to be provided by Nevada to Customer
      Collection Services"    hereunder, as described in Exhibits attached
                              hereto, pursuant to Orders executed by Customer
                              for such services.

     "Information"         -  specifications, drawings, sketches, models,
                              manuals, samples, tools, technical information and
                              other confidential business, customer or personnel
                              information or data, whether written, oral or
                              otherwise.

     "Laws and Regulations" - individually and collectively, any applicable federal or state domestic laws, ordinances, codes, rules, regulations, orders, or requirements of all duly constituted governmental authorities with appropriate jurisdiction.

     -----------

"Orders"                   -  Orders executed hereunder for Billing and
                              Collection Services. Each such Order shall be
                              deemed to be a separate and independent agreement
                              between the Parties with respect to the subject
                              matter thereof, and shall incorporate all
                              provisions of this Agreement (including any
                              appendices, exhibits and other documents attached
                              hereto) as it may from time to time be amended.

2.   TERM OF AGREEMENT
     -----------------

     This Agreement shall become effective as of the date first written above and, shall remain in full force and effect until terminated as provided for in this Agreement.

3.   TERM OF ORDERS
     --------------

     Orders executed hereunder shall become effective as provided in such Orders and, shall remain in full force and effect until terminated as provided for in this Agreement.

4.   SCOPE OF AGREEMENT
     ------------------

     (a) This Agreement anticipates the future execution of Orders hereunder between Customer and Nevada for provision of Billing and Collection Services by Nevada to Customer. Such services shall be provided as set forth in this Agreement, including the applicable Order(s) and Exhibit(s) attached hereto.

     ------------------

     (b) Nevada reserves the right, commencing December, 1992 to modify the rates for Billing and Collection Services contained in Exhibit 6 hereto on sixty
(60) days written notice to Customer; provided, however, Nevadans right, to adjust the Bill Rendering rate upon any increase in the United States Postal Service postage rates shall commence with the effective date of this Agreement.

5.   AMENDMENTS
     ----------

     No provision of this Agreement shall be deemed waived, amended, or modified by either Party, unless such waiver, amendment or modification is in writing and signed by the authorized representatives of both Parties.

6.   ASSIGNMENT
     ----------

     (a) Except as otherwise expressly provided in this Agreement, any assignment by either Party of any right, obligation or duty, in whole or in part, or any other interest hereunder, without the prior written consent of the other Party

     ----------
shall be void, provided, however, that:

         (1) Nevada may assign its rights and delegate its duties under this Agreement, either in whole or in part, to (i) any present or future Affiliate of Nevada or (ii) to any other company if such assignment will, in Nevada's opinion, assist in the implementation of any Laws or Regulations issued in any form whatsoever by any judicial or other governmental authority. Nevada shall give Customer prior written notice of any such assignment. In the event of any such assignment, Nevada shall be released and discharged, to the extent of the assignment, from all obligations under this Agreement.

         (2) Any attempted assignment or delegation in contravention of this Subsection (a) shall be void and of no effect.

     (b) Subject to the provisions of Subsection (a) above, this Agreement shall inure to the benefit of the Parties hereto and be binding upon any respective successors and assigns.

7.   CONFIDENTIALITY
     ---------------

     (a) Customer agrees that any Information of Nevada that is furnished, made available or otherwise disclosed to Customer pursuant to this Agreement shall remain the property of Nevada. Unless any such Information was previously known to Customer free of any obligation to keep it confidential or becomes generally available to the public through acts not attributable to Customer or any agent or contractor of Customer, it shall be subject to the provisions set forth in this section, and (1) shall be held in confidence by Customer, its employees, contractors and agents; (2) shall be disclosed to only those of Customer's employees, contractors or agents who have a legitimate need to know; and (3) may be released or disclosed to others only upon such terms and conditions as may be previously agreed to by Nevada in writing.

     (b) Except as otherwise provided herein, no Information furnished by Customer to Nevada hereunder or in contemplation hereof shall be considered to be confidential or proprietary unless (1) it is conspicuously marked as such or
(2) it is usage or account data of Customer. If Customer provides Nevada with any such proprietary or confidential Information, Nevada shall use the same degree of care to prevent its disclosure to unauthorized persons as it uses with respect to its own proprietary or confidential Information.

8.   AUDIT OR EXAMINATIONS BY CUSTOMER
     ---------------------------------

     (a) As used herein "Audit" shall mean a formal verification and/or review of Billing and Collection Services as performed by Nevada on behalf of Customer; "Examination" shall mean an informal inquiry into a specific element or process which supports Billing and Collection Services in total. Customer shall have a right to examine such methods and procedures of Nevada as are specifically applied to Billing and Collection Services provided to Customer hereunder; provided that such right shall not be construed to apply to Nevada's Business Office operations.

     (b) Upon thirty (30) days written notice by Customer to Nevada, Customer shall have the right through its authorized representative to make an Audit or Examination, during normal business hours, at reasonable intervals determined by Nevada, of all such records and accounts as may under recognized accounting practices contain information bearing upon the provision of Billing and Collection Services by Nevada to Customer under this Agreement. In order to ensure the effective implementation of the Audit or Examination, the scope, parameter, timing, and length of the Audit or Examination shall be defined in advance of the commencement of the Audit or Examination activity and shall be agreeable to both Parties.

     (c) The notice of Audit or Examination shall identify the date upon which it is to commence, the location, Customer representatives who will participate in the Audit or Examination,

     ---------------------------------
the subject matter of the Audit or Examination and the materials to be reviewed. The notice of the Audit or examination shall be made pursuant to Section 22 - Notices, below.

     (d) Each Party shall bear its own expenses in connection with the conduct of the Audit or Examination. The reasonable cost of special data extractions required by Customer to conduct the Audit or Examination, or direct reasonable expenses incurred by Nevada following notice of Audit or Examination which Audit or Examination is subsequently canceled by Customer, will be paid for by Customer.

     (e) Adjustments shall be made or any corrective action shall be initiated within thirty (30) days of the final audit report to Nevada to compensate for any errors or omissions which are disclosed by such Audit or Examination and are agreed to by the Parties. In the event that any adjustment accrues to the benefit of Customer, a penalty shall be payable by Nevada to Customer in an amount equal to that provided in Section 16-Invoices and Payments, below. In the event that any adjustment accrues to the benefit of Nevada, a penalty shall be payable by the Customer to Nevada in an amount equal to that provided in
Section 16-Invoices and Payments, below.

     (f) Neither such right of Audit or Examination nor the right to receive such adjustment shall be affected by any statement to the contrary, appearing on checks or otherwise,

     ---------------------------------
unless such statement expressly waiving such right appears in writing, signed by the authorized representative of the Party having such right and delivered to the other Party.

     (g) All information received or reviewed by Customer or its authorized representative pursuant to this section is considered confidential and is not to be distributed, provided, or disclosed in any form to anyone not involved in the Audit or Examination, nor is the information to be used for any other purposes without the prior written consent of Nevada.

     (h) The right of Audit or Examination provided in this Agreement shall continue in full force and effect for a period of one (1) year after termination of this Agreement.

9.   COMPLIANCE WITH LAWS
     --------------------

     Customer agrees to comply with all applicable Laws and Regulations in the performance of this Agreement and to indemnify Nevada for any loss or damage that may be sustained by reason of Customer's failure to comply therewith. Specifically, but not by way of limitation, Customer agrees to comply with the following Nevada Administrative Code Sections:

     (a)  NAC 704.749 which provides:
          Limitation on competition with local telephone company. A carrier
          -------------------------------------------------------
          between local areas of transport and access or a reseller shall not provide service within a local area of transport and access in competition with a local telephone company, except as authorized by NAC 704.749. In the event of a breach of this provision, Nevada shall be entitled to cancel this Agreement in (10) business days after such breach.

     -----------------------------

     (b)  NAC 704.687 which provides:
          Area within which services prohibited.
          --------------------------------------
          Alternative Operator Services must not be provided within a local area of transport and access, except as authorized by NAC 704.749.

     (c) Customer also agrees that Billing and Collection Service will not be utilized by Customer, its agents, employees or its customers, to provide billing to coin operated pay telephones for local or intraLata billing services or operator services.

10.  GOVERNING LAW
     -------------

     This Agreement shall be construed in accordance with the laws of the State of Nevada.

11.  NO THIRD PARTY BENEFICIARIES
     ----------------------------

     Except as otherwise expressly provided herein, the provisions of this Agreement are for the benefit of the Parties hereto and not for any person. This Agreement shall not provide any person, not a party hereto with any remedy, claim, liability reimbursement, claim of action, or other right in excess of those existing without reference to this Agreement.

12.  INTELLECTUAL PROPERTY
     ---------------------

     Except as otherwise expressly provided herein, nothing contained in this Agreement shall be construed as conferring by implication, estoppel or otherwise any license or right under any patent, trade name or copyright of either Party.

13.  PUBLICITY
     ---------

     Unless otherwise mutually agreed upon in writing, neither Party shall publish or use the other Party's name or any language, pictures or symbols from which the other Party's name may reasonably be inferred or implied in any advertising, promotion, or other publicity matter relating directly or indirectly to this Agreement.

14.  LIMITATION OF LIABILITY
     -----------------------

     (a) Except as specifically provided otherwise in this Agreement, Nevada's liability with respect to any claim or suit by Customer or any third party for damages associated with this Agreement or with the provision of Billing and Collections Services hereunder, except in the case of willful misconduct by Nevada, its officers, directors, and employees thereof, shall not exceed an amount equal to the proportionate charges for the service for the period during which the service was affected.

     (b) Except in the case of willful misconduct by either Party, its officers, directors, and employees thereof, neither Party shall be liable to the other for any lost profits or revenues for any indirect, incidental, special or consequential damages arising out of or resulting from this Agreement or the provision of Billing and Collection Services hereunder.

15.  INDEMNIFICATION
     ---------------

     (a) Customer shall defend, indemnify, and hold harmless Nevada and its affiliates, and the officers, directors, agents and employees thereof, from and against any fine, penalty, claim, encumbrance, demand, or liability (including any related losses, reasonable costs, expenses and attorney's fees) arising out of or resulting from any breach of this Agreement by Customer or any claim, loss or damage arising from Customer's use of Billing and Collection Services hereunder, including but not limited to: (1) claims for libel, slander, invasion of privacy, or infringement of copyright arising from Customer's own communications; (2) claims for patent infringement arising from Customer's acts combining or using the service furnished hereunder by Nevada in connection with facilities or equipment furnished by end users or Customer; (3) any claims arising out of Nevada's provision of Billing and Collection Services hereunder, including Customer requested specialized services, except where Nevada has acted intentionally with intent to injure another, and; (9) all other claims arising out of any act or omission of Customer in the course of using services provided pursuant to this Agreement.

     (b) Customer shall also (1) pay costs of reasonable attorney's fees incurred by Nevada or its Affiliates in connection with such claim or suit, (2) keep Nevada or its Affiliates fully informed as to the progress of such defense, and

     ------------------------
(3) afford Nevada or its Affiliates, at their respective expense, an opportunity to participate on an equal basis with Customer in the defense or settlement of any such claim.

16.  INVOICES AND PAYMENTS
     ---------------------

     (a) Amounts due hereunder shall be determined as agreed in the applicable Order and Exhibit 6. In addition to any such amounts, Customer shall be responsible for paying any taxes resulting from this Agreement or any services provided hereunder, exclusive of taxes based on net income of Nevada.

     (b) All invoices for Billing and Collection Services provided to Customer by Nevada are due 31 days after the invoice date or by the Late Payment Application Date shown on the invoice ("Payment Date"), whichever is the later, except as provided herein. If such Payment Date would cause payment to be due on a Saturday, Sunday, or Holiday (i.e. New Year's Day, Independence Day, Thanksgiving Day, the day after Thanksgiving, Christmas Day and a day when President's Birthday, Labor Day and Memorial Day is legally observed), payment for such invoice shall be due from Customer as follows:

         (1) if such Payment Date falls on a Sunday or on a Holiday which is observed on a Monday, the Payment Date shall be the first non-Holiday following such Sunday or Holiday;

     ------------------------------

         (2) if such Payment Date falls on a Saturday or on a Holiday which is observed on Tuesday, Wednesday, Thursday or Friday, the Payment Date shall be the last non-holiday day preceding such Saturday or Holiday.

     (c) If any portion of the payment is received by Nevada after the Payment Date as set forth in Subsection (b) preceding then a late payment penalty shall be due to Nevada. The late payment penalty shall be 1.5% of the entire unpaid balance for each month or portion thereof that an outstanding balance remains.

     (d) When a payment for Billing and Collection Services charges billed under this Agreement for any other tariffed service provided by Nevada for Customer is past due to Nevada from the Customer, Nevada may, with at least 31 days notice to the Customer, net the past due payment against Nevada's subsequent payments on Customer's accounts receivable.

17.  DISPUTED INVOICES
     -----------------

     (a) In the event that a billing dispute concerning any charges invoiced to Customer by Nevada is resolved in favor of Nevada, any payments withheld pending settlement of the dispute shall be subject to the late payment penalty set forth in Section 16 "Invoices and Payments", above.

     (b) If Customer disputes an invoice on or before the Payment Date, and pays the undisputed amount on or before such date, any late payment charge for the disputed amount will not start until ten (10) working days after the Payment Date. If

     --------------------------
the billing dispute is resolved in favor of Customer, no late payment penalty will apply to the disputed amount.

     (c) If Customer disputes the invoiced amounts and pays the total amount (i.e., the non-disputed amount and the disputed amount) on or before the Payment Date and the billing dispute is resolved in favor of Customer, Customer will receive a credit for the disputed amount plus a disputed amount penalty which shall be calculated as follows: Customer shall provide Nevada written documentation in support of its dispute. If Customer provides such documentation: (i) within ninety (90) days of the Payment Date, the disputed amount penalty will be applied from eleven (11) days after the Payment Date to the next payment due date; (ii) after ninety (90) days of the Payment Date, the disputed amount penalty will be calculated from the date the documentation is provided to the next payment due date. The disputed amount penalty shall apply only if the billing dispute is not resolved within ten (10) working days following the Payment Date or the date Customer furnishes to Nevada documentation to support its claim plus ten (10) working days, whichever date is later. The disputed amount penalty shall be the disputed amount resolved in Customer's favor times the penalty factor equal to that set forth in the section entitled "Invoices and Payments" of this Agreement.

18.  TAXES BILLED TO CUSTOMER'S END USER
     -----------------------------------

     (a) Nevada shall, in conjunction with Bill Processing Service, Message Processing Service, bill applicable federal, state, or local sales, use, excise or other taxes or tax-like charges imposed on or with respect to Customer's services (hereinafter collectively "taxes") to Customer's end users. For message charges, where the message originates in Nevada, the Customer shall indicate whether the message charge is interstate or intrastate service, and Nevada, using statutory tax rates and applicable tariffs, shall compute and bill amounts of applicable federal and Nevada state and local taxes. For message charges where the call originates outside Nevada, Nevada, using statutory tax rates and applicable tariffs, shall compute and bill the amount of applicable federal taxes only. Taxes not described in the preceding two sentences shall be billed by Nevada as instructed by Customer and negotiated by Nevada.

     (b) It is recognized by each Party that Nevada is merely acting as Customer's agent with respect to the calculation, billing and collection of taxes hereunder. Nevada shall not be entitled to retain or receive from Customer any statutory fee or share of Taxes to which the person collecting such taxes may be entitled under applicable law.

     (c) Customer shall be solely responsible for filing all returns for all such taxes with the applicable taxing authority and shall pay or remit all such taxes to the applicable taxing authority.

     -----------------------------------

     (d) Nevada shall use information in Nevada's possession regarding Customer end users' exemption status and geographic location as it pertains to the calculation, billing and collection of taxes. If such information in Nevada's possession is sought by a taxing authority in conjunction with an audit of Customer, Nevada will cooperate with Customer in such audit at Customer's expense, and to the extent required or allowed by law will make such information available to the taxing authority, subject to any applicable legal restrictions. Nevada shall determine the manner in which such information is made available.

     (e) Nevada shall maintain the information pertaining to the calculation, billing and collection of taxes from Customer end user in an accurate and complete manner commensurate with sound business practices and procedures. In addition, Nevada shall furnish Customer with all the information in Nevada's possession which is necessary for Customer to file its tax returns. Such information shall be accurate and complete commensurate with sound business practices and procedures. Furthermore, such information shall be provided to Customer in accordance with a mutually agreed upon format and schedule. Nevada shall provide to Customer a report of all taxes collected on behalf of Customer on a regular basis.

     (f) Nevada shall establish the tax exempt status of end users in conformance with applicable tax laws. Information regarding end user tax exempt status shall remain the exclusive property of Nevada.

     -----------------------------------

     (g) When Customer advises Nevada that a particular message is tax exempt, Nevada will not calculate or bill taxes.

     (h) When Customer does not order Inquiry Service, the Customer shall be responsible for any communications from Customer end users relating to taxes as well as all determinations as to the removal, addition, or adjustment of taxes to be billed to Customer end users.

     (i) Customer shall be responsible for all communications with taxing authorities regarding taxes applicable to Customer charges.

     (j) Customer agrees to pay, and hold Nevada harmless from and against any penalty, interest, additional tax or other charge that may be levied or assessed as a result of the following:

     (i) The provision by Nevada of services covered by this Agreement; (ii) the delay or failure of Customer, for any reason, to pay any tax or other such item covered by this Agreement; (iii) the delay or failure of Customer, for any reason, to file any return or provide other information covered by this Agreement; (iv) the reliance by Nevada on any advice, determination or direction of the Customer in Nevada's calculation, billing or collection services under this Agreement; (v) the delay or failure of Nevada to take any action with respect to any taxes or other such items under this Agreement unless such inaction constitutes willful misconduct or gross negligence, or Nevada knowingly contradicts Customer's

     -----------------------------------
timely written direction; or (vi) a determination by the Internal Revenue Service or any other taxing authority that Nevada is responsible for collecting taxes, remitting taxes or filing returns or other information as required by law, rule, or regulation.

     (k) The Customer also agrees to reimburse Nevada any and all penalties, interest, additional tax or other charges including reasonable outside attorney's fees that Nevada may pay directly or be obligated to pay as a result of the circumstances enumerated in Subsection (j) (i) through (vi) above.

     (l) The indemnities payable by the Customer hereunder shall be payable in all events.

19.  TERMINATION
     -----------

     (a) In the event of breach of any provision of this Agreement by either Party, including non-payment for services, the non-breaching Party shall give the breaching Party written notice thereof. If the breaching Party fails to cure a material breach, including non-payment for services, to the non-breaching Party's reasonable satisfaction within thirty (30) days of receiving such notice, the non-breaching Party may, at its sole option, cancel this Agreement, and shall be entitled to pursue all available legal and equitable remedies for such breach. In addition to the above remedies, Nevada may refuse additional applications for service of any kind from Customer, including but not limited, to those for Billing and Collection

     -----------
Services, refuse to complete any pending orders for such service from Customer at any time after notice of breach is given, and discontinue provision of Billing and Collection Services.

     (b) Either party may, upon six (6) months written notice to the other party, terminate this Agreement for any reason.

     (c) In the event Nevada changes billing rates as set forth in Section 4 above, Customer may terminate this Agreement or any applicable Order, on thirty
(30) days written notice, effective coincident with the effective date of the new rates.

20.  CANCELLATION OF ORDERS
     ----------------------

     Customer may cancel Orders hereunder upon thirty (30) days written notice delivered to Nevada. Customer shall pay Nevada for all costs incurred in executing such Orders prior to the effective date of the cancellation.

21.  MODIFICATION OF ORDERS
     ----------------------

     Orders may be modified for various types of services only as specifically set forth in the respective Exhibits/Orders attached to this Agreement.

22.  NOTICES
     -------

     Except as otherwise provided in this Agreement, all notices or other communications hereunder shall be in writing and shall be deemed to have been duly given on the date delivered in person or deposited in the United States mail, postage prepaid, certified mail, return receipt requested and addressed as follows:


CUSTOMER                                      TO NEVADA:

Telco Development Group of Delaware, Inc.
- ----------------------------------------- --------------------------------------

- ----------------------------------------- --------------------------------------

- ----------------------------------------- --------------------------------------

- ----------------------------------------- --------------------------------------

Attn: Mark Stodter                        Attn:
      -----------------------------------      ---------------------------------


     If personal delivery is the selected method of giving notice under this Section, a receipt of such delivery shall be obtained. The address to which notices or communications may be given to either Party may be changed by written notice given by such Party to the other pursuant to this Section.

23.  REMEDIES CUMULATIVE
     -------------------

     Any rights of termination, cancellation, or other remedies prescribed in this Agreement are cumulative and are not intended to be exclusive of other remedies to which the injured Party may be entitled at law or equity in case of any breach or threatened breach by the other Party of any provision of this Agreement. Use of one or more remedies shall not bar use of any other remedy for the purpose of enforcing provisions of this Agreement; provided, however, that a Party shall not be entitled to retain the benefit of inconsistent remedies.

24.  NO WAIVERS
     ----------

     (a) No course of dealing or failing of either Party to strictly enforce any term, right or condition of this Agreement, in any instance shall be construed as a general waiver or relinquishment of such term, right or condition.

     (b) Waiver by either Party of any default by the other Party shall not be deemed a waiver of any other default.

25.  SURVIVAL
     --------

     Provisions contained in this Agreement that by their sense and context are intended to survive the performance, termination or cancellation of this Agreement hereof by any Party hereto shall so survive.

26.  ORDER OF PRECEDENCE
     -------------------

     In the event of any conflict or inconsistency between provisions of this Agreement and provisions of an Order, the provisions of the Order shall control, but only for purposes of such Order, and except for such Order, the terms and conditions of this Agreement shall not be deemed to be waived, amended, or modified.

27.  HEADINGS NOT CONTROLLING
     ------------------------

     Headings used for Sections in this Agreement are for reference purposes only and shall not be construed to limit any of the terms herein or affect in any way the meaning or interpretation of this Agreement.

28.  SEVERABILITY
     ------------

     In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid or unenforceable in any respect under the laws of the State of Nevada, the remaining provisions shall not be affected thereby, but rather, the entire Agreement shall be construed as if not containing the particular invalid or unenforceable provisions, and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

29.  FORCE MAJEURE
     -------------

     (a) Neither Party shall be deemed in default of this Agreement to the extent that any delay or failure in performance of its obligations results, without its fault or negligence, from any cause beyond its control, such as acts of God, acts of civil or military authority, embargoes, epidemics, wars, terrorist acts, riots, insurrections, strikes, fires, explosions, earthquakes, nuclear accidents, floods, unusually severe weather conditions, or omissions of transportation common carriers. In the event of any such excused delay, the time for performance shall be extended by a term equal to the time lost by reason of the delay.

     (b) If any such excused delay results in a delay in the performance of all or part of a Party's obligations for more than thirty (30) days, the other Party may, by written notice given to the Party whose performance is delayed, terminate all or part of those services which may be affected by such delay without any termination charges.

30.  ENTIRE AGREEMENT
     ----------------

     This Agreement, including all Orders, Appendices, Exhibits, and subordinate documents attached to or referenced herein, all of which are hereby incorporated by reference herein, constitute the entire Agreement between Nevada and Customer with respect to the subject matter hereof, and supersede all prior oral or written agreements, representations, statements, negotiations, understandings, proposals, and undertakings with respect to the subject matter hereof.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by its duly authorized representatives.


                                       /s/ Bryan K. Rachlin
                                       -----------------------------------------

                                       BY: Bryan K. Rachlin
                                           -------------------------------------

                                       Telco Development Group of Delaware, Inc.
                                       -----------------------------------------

                                       TITLE:   President
                                              ----------------------------------

                                       DATE SIGNED:    February 24, 1995
                                                    ----------------------------

                                       NEVADA BELL


                                       /s/ Judy Smith

                                       BY: Judy Smith
                                           -------------------------------------

                                       TITLE:  Manager Industry Market
                                               ---------------------------------

                                       DATE SIGNED:   9-3-95
                                                    ----------------------------

                                   EXHIBIT 6

                                      RATE

                                   SCHEDULES

                                    SERVICE

                                        Confidential Treatment Requested. The
                                        redacted material has been separately
                                             filed with the Commission.

                                   EXHIBIT 6

                        BILLING AND COLLECTIONS SERVICE
                        -------------------------------
                                 RATE SCHEDULE
                                 -------------

- --------------------------------------------------------------------------------
Billing And Collection Service                             Interstate/Intrastate
- ------------------------------                             ---------------------
    . Per set-up for generic service                              (*)
    . Per set-up for generic service                              (*)
      (Implementation with Pacific Bell)
    . Per set-up for 900 service                                  (*)
    . Supersedure                                                 (*)
    . Cancellation                                                (*)

Inquiry/Non-Inquiry Customer
- ---------------------------

    . Per Account Session adjustment                              (*)
      issued by MIB

Manual Adjustment
- -----------------

    . Per Memo                                                    (*)

Data Transmission *
- -----------------

    To/From Nevada
    . Per Record - Option 1                                       (*)
                   Option 2                                       (*)

*NOTE: Option 1 = Stand Alone Service
       Option 2 = Purchases with Bill
                  Processing and Bill Rendering

Sub-Carrier Identification
- --------------------------

    . Set-up fee (Pending Tariff Approval)                        (*)
    . Record fee (Pending Tariff Approval)                        (*)
      (Per Addition, Deletion or Change)

- --------------------------------------------------------------------------------
Rates effective through June 30, 1994

                                      6-3

                                        Confidential Treatment Requested. The
                                        redacted material has been separately
                                        filed with the Commission.


                                   EXHIBIT 6
                        BILLING AND COLLECTIONS SERVICE
                        -------------------------------
                                 RATE SCHEDULE
                                 -------------

- --------------------------------------------------------------------------------
General                                                    Interstate/Intrastate
   - Program Development, Regular per hour                 (*)
   - Program Development, Premium per hour                 (*)
   - Project Development, Regular per hour                 (*)
   - Project Development, Premium per hour                 (*)
   - Central Processor Unit, Per hour                      (*)

Billing Analysis

   - Electronic Detection
   - Subject list, per month                               (*)

Electronic Investigation

   - Phase I or II, per hour                               (*)
   - Minimization, per hour                                (*)

Message Investigation

   - Phase I, Customer Investigation per hour              (*)
   - Security Investigation per hour                       (*)
   - Phase II, per hour                                    (*)

Electronic Deterrence

   - Assistance to Law Enforcement                         (*)
     Agencies, per hour
   - Recovery of Devices/Material                          (*)
     (with or without Law Enforcement
     Assistance), per hour
   - Contact and Interview of                              (*)
     Parties, per hour
   - Preparation of Affidavit and                          (*)
     Prosecutive Summary, per hour
   - Provision of Expert Witness                           (*)
     Analysis, per hour
   - Provision of Expert Witness                           (*)
     Testimony, per hour
   - Storage of Evidence, per month                        (*)
   - Consultation, per hour                                (*)
   - Assistance to Publicize                               (*)
     Deterrence, per hour

Message Investigation
     Phase I
     MIC Investigation
   - Per hour                                              (*)
     Security Investigation/Deterrence
   - Per hour                                              (*)
     Phase II (Settlement Agreement)
   - Per hour                                              (*)

- --------------------------------------------------------------------------------
Rates effective through 1992

                                      6-4

                                        Confidential Treatment Requested. The
                                        redacted material has been separately
                                        filed with the Commission.


                                   EXHIBIT 6
                        BILLING AND COLLECTIONS SERVICE
                        -------------------------------
                                 RATE SCHEDULE
                                 -------------

- --------------------------------------------------------------------------------
                                                           Interstate/Intrastate
                                                           ---------------------

Billing Information
- -------------------
   . CRIS Accounting information                                 (*)
   . Paper output                                                (*)
   . Magnetic tape, per tape                                     (*)
   . Fiche output, per master, per page                          (*)
     per copy, per page                                          (*)

Billing Name and Address
- ------------------------

   . Per set-up for BNA service                                  (*)
   . Per "found" request                                         (*)
   . Per "not found" request                                     (*)
   . Magnetic tape handling fee                                  (*)
   . Paper output                                                (*)

- --------------------------------------------------------------------------------

AUTHORIZED SIGNATURE FOR APPROVAL

                                                 "Customer" hereby acknowledges
- ------------------------------------------------
that Customer has read and agrees to the applicable rates contained in Exhibit 6 above, for the services ordered.

Name:          Bryan K. Rachlin
               -------------------------

Signature:     /s/ Bryan K. Rachlin
               -------------------------
               Bryan K. Rachlin

Title:         President
               -------------------------

Date Signed:   February 24, 1995
               -------------------------

                                      6-5